Form 8-K

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE GROWS REVENUE 27% IN FISCAL YEAR 2010

SUNNYVALE, Calif., February 3, 2011 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in advanced, interoperable HD connectivity solutions for consumer electronics, today reported financial results for its fourth quarter and fiscal year ended December 31, 2010.

Revenue for the fourth quarter of 2010 was $52.0 million, compared to $60.5 million for the third quarter of 2010 and $35.6 million for the fourth quarter of 2009.  Revenue for the third quarter of 2010 included a benefit of $7.5 million royalty revenue catch-up. Excluding the royalty catch-up, revenue for the third quarter of 2010 would have been $53.0 million. Revenue for the 2010 fiscal year increased 27% to $191.3 million from $150.6 million for 2009.

GAAP net income for the fourth quarter of 2010 was $4.2 million, or $0.05 per diluted share, compared to $9.5 million, or $0.12 per diluted share, for the third quarter of 2010 and a net loss of $66.9 million, or $0.89 per share, for the fourth quarter of 2009.  GAAP net income for the 2010 fiscal year was $8.2 million, or $0.10 per diluted share, compared to a net loss of $129.1 million, or $1.72 per share for 2009.

Non-GAAP net income for the fourth quarter of 2010 was $5.3 million, or $0.07 per diluted share, compared to $13.7 million, or $0.18 per diluted share, for the third quarter of 2010 and a non-GAAP net loss of $5.0 million, or $0.07 per share, for the fourth quarter of 2009.  Non-GAAP net income for the 2010 fiscal year was $17.3 million, or $0.22 per diluted share, compared to a net loss of $16.3 million, or $0.22 per share, for 2009. Non-GAAP net income (loss) for these periods exclude stock-based compensation expense, amortization of intangible assets, restructuring charges, impairment of goodwill and certain intangible assets and certain professional fees. A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"During 2010 we focused on improving our operational performance to drive revenue and earnings growth," said Camillo Martino, chief executive officer of Silicon Image, Inc.  “Our overall progress positions Silicon Image well for the next stage of growth, including the continued expansion into the mobile market.  We will continue to deliver unique, high-value innovations to our customers, in addition to driving standards that enhance the connected HD user experience for all consumer electronics.”

The following are Silicon Image’s financial performance estimates for the first quarter of 2011:

Revenue: $47 million - $49 million
Gross margin: approximately 56%
GAAP operating expenses: approximately $28 million
Non-GAAP operating expenses: approximately $26 million
Interest income: approximately $0.5 million
Diluted shares outstanding: approximately 82 million
Non-GAAP tax rate:  approximately 18%

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its fourth quarter and fiscal year 2010 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 800-753-4387 or 212-231-2901.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through Tuesday, February 8, 2011.  To access the replay, please dial 800-633-8625 or 402-977-9141 and enter pass code 21508716.

About Silicon Image, Inc.
Silicon Image is a leading provider of advanced, interoperable connectivity solutions that enable the reliable distribution and presentation of high-definition (HD) content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property (IP) products that are compliant with global industry standards and also feature industry leading Silicon Image innovations such as InstaPort™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-Ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, as well as the latest standards for mobile devices - SPMT™ (Serial Port Memory Technology) and MHL™ (Mobile High-Definition Link).  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services.  For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, tax rates, company growth and penetration into mobile devices. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image’s ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenue:
Product	$42,067	$46,117	$27,921	$152,841	$122,668
Licensing	9,917	14,387	7,664	38,506	27,921
Total revenue	51,984	60,504	35,585	191,347	150,589
Cost of revenue and operating expenses:
Cost of product revenue (1)	20,582	22,587	16,290	77,480	68,574
Cost of licensing revenue	166	67	586	269	1,212
Research and development (2)	14,934	13,583	15,069	55,313	68,229
Selling, general and administrative (3)	11,848	11,691	11,385	46,710	55,000
Restructuring expense	2,307	99	14,702	3,259	22,907
Amortization of intangible assets	37	37	59	149	4,478
Impairment of intangible assets	-	-	28,296	-	28,296
Impairment of goodwill	-	-	-	-	19,210
Total cost of revenue and operating expenses	49,874	48,064	86,387	183,180	267,906
Income (loss) from operations	2,110	12,440	(50,802)	8,167	(117,317)
Interest income and other, net	1,834	556	772	3,624	3,005
Income (loss) before provision for income taxes	3,944	12,996	(50,030)	11,791	(114,312)
Income tax expense (benefit)	(240)	3,531	16,910	3,609	14,797
Net income (loss)	$4,184	$9,465	$(66,940)	$8,182	$(129,109)

Net income (loss) per share – basic	$0.05	$0.12	$(0.89)	$0.11	$(1.72)
Net income (loss) per share – diluted	$0.05	$0.12	$(0.89)	$0.10	$(1.72)
Weighted average shares – basic	77,873	77,210	75,355	76,957	74,912
Weighted average shares – diluted	80,512	78,124	75,355	78,277	74,912

(1) Includes stock-based compensation expense	$102	$127	$180	$558	$986
(2) Includes stock-based compensation expense	$574	$687	$887	$2,631	$6,252
(3) Includes stock-based compensation expense	$770	$936	$1,608	$4,152	$10,863

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP net income (loss)	$4,184	$9,465	$(66,940)	$8,182	$(129,109)
Non-GAAP adjustments:
Stock-based compensation expense (1)	1,446	1,750	2,675	7,341	18,101
Restructuring expense (5)	2,307	99	14,702	3,259	22,907
Amortization of intangible assets (2)	37	37	59	149	4,478
Reversal of a subsidiary's foreign currency translation adjustment (4)	(1,366)	-	-	(1,366)	-
Impairment of intangible assets (5)	-	-	28,296		28,296
Impairment of goodwill (5)	-	-	-	-	19,210
Professional fees (3)	-	-	-	-	2,015
Non-GAAP net income (loss) before tax adjustments	6,608	11,351	(21,208)	17,565	(34,102)
Tax adjustments (6)	(1,280)	2,321	16,200	(218)	17,839
Non-GAAP net income (loss)	$5,328	$13,672	$(5,008)	$17,347	$(16,263)

Non-GAAP net income (loss) per share — basic	$0.07	$0.18	$(0.07)	$0.23	$(0.22)
Non-GAAP net income (loss) per share — diluted	$0.07	$0.18	$(0.07)	$0.22	$(0.22)
Weighted average shares — basic	77,873	77,210	75,355	76,957	74,912
Weighted average shares — diluted	80,512	78,124	75,355	78,277	74,912

Stock-based compensation expense is composed of the following:
Cost of Revenue	$102	$127	$180	$558	$986
Research and Development	574	687	887	2,631	6,252
Selling, General and Administrative	770	936	1,608	4,152	10,863
Total	$1,446	$1,750	$2,675	$7,341	$18,101

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) since January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. The expense associated with granting an employee a stock option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may recognize expense on a stock option in a year in which the stock option is significantly underwater and typically would not be exercised or would not generate any compensation for the employee. The expense associated with an award of a stock option for 1,000 shares of stock by us in one quarter, for example, may have a very different expense than an award of an identical number of shares in a different quarter. Further, the expense recognized by us for such an option may be very different than the expense recognized by other companies for the award of a comparable option. This makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

(2)
Amortization of Intangible Assets: We exclude the amortization of purchased intangible assets associated with our acquisitions. Such amortization results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
This adjustment represents the professional fees we incurred during the three months ended September 30, 2009 associated with a potential strategic acquisition which we evaluated and decided not to pursue. As this was a one-time expense and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this expense does not accurately reflect the underlying performance of our continuing operations in the period in which this expense was incurred.  We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations.

(4)
Reversal of a Subsidiary’s Foreign Currency Translation Adjustment: This adjustment relates to the reversal from accumulated Other Comprehensive Income (OCI) to income of the accumulated foreign currency translation adjustment of our wholly owned subsidiary in Germany whose facilities and offices had been substantially liquidated during 2010. Our decision to take the accumulated foreign currency translation adjustment to income was based on the provisions of FASB ASC. No. 830-30-40, which states that currency translation adjustment should not be released from accumulated OCI into income until complete or substantially complete liquidation of an investment in a foreign entity. As this was a one-time income and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this income does not accurately reflect the underlying performance of our continuing operations in the period in which this income was incurred.  We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations.

(5)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) impairment charges.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(6)
Tax adjustments: For the three and twelve months ended December 31, 2010, for the three months ended September 30, 2010 and for the three months ended December 31, 2009, our Non-GAAP tax rate was approximately 2% of revenue. For the first three quarters of 2009, we estimated the non-GAAP tax rate to be 25% of non-GAAP pretax income. Non-GAAP tax rate is primarily based on net expected cash flow for taxes.

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	December 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$29,942	$29,756
Short-term investments	160,538	120,866
Accounts receivable, net	22,598	21,664
Inventories	10,212	7,746
Prepaid expenses and other current assets	6,515	27,512
Deferred income taxes	1,008	284
Total current assets	230,813	207,828
Property and equipment, net	11,404	14,449
Deferred income taxes, non-current	4,795	2,336
Intangible and other assets, net	3,607	825
Total assets	$250,619	$225,438
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,615	$10,141
Accrued and other current liabilities	17,771	28,150
Deferred margin on sales to distributors	13,484	2,944
Deferred license revenue	4,197	3,111
Total current liabilities	46,067	44,346
Other long-term liabilities	13,356	9,573
Total liabilities	59,423	53,919
Stockholders’ Equity:
Total stockholders’ equity	191,196	171,519
Total liabilities and stockholders’ equity	$250,619	$225,438

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited
	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$8,182	$(129,109)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	7,674	8,960
Stock-based compensation expense	7,341	18,101
Amortization of investment premium	2,916	3,045
Tax benefit from employee stock-based compensation plans	764	56
Asset impairment due to restructuring	302	649
Provision for doubtful accounts	301	23
Amortization of intangible assets	149	4,478
Loss on disposal and retirement of property and equipment	7	180
Deferred income taxes	(3,183)	32,238
Reversal of a subsidiary's accumulated foreign currency translation adjustment	(1,366)	-
Excess tax benefits from employee stock-based transactions	(764)	(85)
Realized gain on sale of short-term investments	(134)	(7)
Impairment of intangible assets	-	28,296
Impairment of goodwill	-	19,210
Changes in assets and liabilities:
Accounts receivable	(1,234)	(15,756)
Inventories	(2,466)	5,029
Prepaid expenses and other assets	21,403	(11,768)
Accounts payable	1,624	3,600
Accrued liabilities and other liabilities	(8,146)	6,370
Deferred margin on sales to distributors	10,540	(3,937)
Deferred license revenue	2,584	763
Cash provided by (used in) operating activities	46,494	(29,664)
Cash flows from investing activities:
Proceeds from sales of short-term investments	124,061	131,082
Purchases of short-term investments	(166,871)	(165,144)
Purchases of property and equipment	(4,666)	(4,124)
Other investing activities	(3,249)	-
Proceeds from sale of property and equipment	-	120
Cash used in investing activities	(50,725)	(38,066)
Cash flows from financing activities:
Proceeds from issuances of common stock	5,623	2,805
Payments for vendor financed purchases of software and intangibles	(1,250)	(1,250)
Repurchase of restricted stock units for income tax withholding	(1,183)	(286)
Excess tax benefits from employee stock-based transactions	764	85
Cash provided by financing activities	3,954	1,354
Effect of exchange rate changes on cash and cash equivalents	463	718
Net increase (decrease) in cash and cash equivalents	186	(65,658)
Cash and cash equivalents - beginning of year	29,756	95,414
Cash and cash equivalents - end of year	$29,942	$29,756
Supplemental cash flow information:
Net refund for income taxes	$18,102	$8,236
Restricted stock units vested	$3,282	$793
Property and equipment purchased but not paid for	$931	$779
Unrealized net gain (loss) on short-term investments	$(356)	$251

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com